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Exhibit 3.42

ARTICLES OF INCORPORATION

OF

PHOTO-SCAN SYSTEMS, INC.

I

        The name of this corporation is PHOTO-SCAN SYSTEMS, INC.

II

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

        The name and address in the State of California of this corporation's initial agent for service of process is: ROBERT SIMON, 10246 Falun Drive, Sun Valley, California 91352.

IV

        This corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is One Million (1,000,000).

DATED: February 24, 1981

/s/ Robert Simon
ROBERT SIMON, Incorporator
/s/ Norma Simon
NORMA SIMON, Incorporator

        We hereby declare that we are the persons who executed the foregoing Articles of Incorporation, which execution is our act and deed.

/s/ Robert Simon
ROBERT SIMON
/s/ Norma Simon
NORMA SIMON

1

Photo-Scan International

April 1, 1981

Honorable Secretary of State
Sacramento, California

Dear Sir:

        This letter will serve to advise you that we are the rightful owners of the tradename Photo-Scan, and we hereby authorize Mr. Robert Simon and Mrs. Norma Simon to incorporate a California corporation using the name "Photo-Scan Systems".

Yours very truly,
Photo-Scan International

/s/ R.C. Hibbard
By	R. C. Hibbard President

RCH: ja

 CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

ROBERT SIMON and NORMA SIMON certify that:

        1.     They constitute a majority of the directors of PHOTO-SCAN SYSTEMS, INC., a California corporation.

        2.     They hereby adopt the following amendment of the articles of incorporation of this corporation:

  Article I is amended to read as follows:

    "The name of this corporation is PHOTO SCAN SYSTEMS, INC."

        3.     No shares have been issued.

DATED: May 5, 1981

/s/ Robert Simon, Director ROBERT SIMON, Director
/s/ Norma Simon, Director NORMA SIMON, Director

1

        The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Sun Valley California on May 5, 1981.

/s/ Robert Simon ROBERT SIMON
/s/ Norma Simon NORMA SIMON

2

 CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION OF PHOTO SCAN SYSTEMS, INC.

The undersigned certifies that:

  1.
  He is the president and the secretary, respectively, of Photo Scan Systems, Inc., a California corporation.

  2.
  Article One of the Articles of Incorporation of this Corporation is amended to read as follows:

The name of this Corporation is Henry Bros. Electronics, Inc.

  3.
  The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.~

  4.
  The foregoing amendment of Articles of Incorporation has been duly approved by the unanimous written consent of the sole shareholder of the Corporation, in lieu of a meeting in accordance with Section 902, California Corporations Code. There are 80,000 shares authorized and outstanding.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: October 7, 2002

/s/ Irvin Witcosky Irvin Witcosky, President, Chief Operating Officer and Secretary

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  Exhibit 3.42
ARTICLES OF INCORPORATION OF PHOTO-SCAN SYSTEMS, INC.
I
II
III
IV
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF PHOTO SCAN SYSTEMS, INC.